Exhibit 10.22

WAIVER TO CREDIT AGREEMENT

WAIVER, dated as of May 14, 2007 (the "Waiver"), to the Credit Agreement, dated as of December 22, 2006 (as amended, restated, supplemented or otherwise modified from time to time, including all schedules thereto, the "Credit Agreement"), by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Wells Fargo Foothill, Inc., a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Agent"), Velocity Express Corporation, a Delaware corporation (the "Parent"), each of the Parent’s Subsidiaries identified on the signature pages thereof as a Borrower (such Subsidiaries are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers"), and each of Parent’s Subsidiaries identified on the signature pages thereof as a Guarantor (such Subsidiaries, together with the Parent, are referred to hereinafter each individually as a "Guarantor", and individually and collectively, jointly and severally, as the "Guarantors"; and together with the Borrowers, each a "Loan Party" and collectively, the "Loan Parties").

WHEREAS, the Agent and the Lenders are willing to waive certain Events of Default under the Credit Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Definitions in Waiver. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Credit Agreement.

2. Waiver.

(a) Pursuant to the request of the Borrowers and in accordance with Section 14.1 of the Credit Agreement, the Agent and Required Lenders hereby consent to waive any Event of Default that has or would otherwise arise under Section 7.2(a) of the Credit Agreement by reason of the failure of the Loan Parties to:

(i) pursuant to Section 5.3 and Schedule 5.3(e) of the Credit Agreement, deliver copies of the Parent’s Projections, for the forthcoming three (3) years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of the Parent; provided, that (A) the Parent’s Projections shall be delivered to the Agents no later than May 25, 2007 and (B) Borrower shall cooperate and provide all information reasonably requested by a financial consultant, to be engaged by the Agent, to permit such consultant to review the financial records and projections of the Borrower and its Subsidiaries and provide a written report to the Agent, and Borrower shall pay all reasonable costs and expenses associated with the engagement of the financial consultant.

(ii) pursuant to Section 6.16(a) of the Credit Agreement, achieve the Minimum EBITDA requirement for the three (3) month period ending March 31, 2007; provided, that the Administrative Borrower and Agent shall no later than May 25, 2007, establish mutually agreed revised Minimum EBITDA financial covenants and reporting requirements with which the Borrower shall comply with on a monthly basis (instead of a quarterly basis).

(b) The waiver in this Section 2 shall be effective only in this specific instance and for the specific purpose set forth herein and does not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.

3. Conditions to Effectiveness. The effectiveness of this Waiver is subject to the fulfillment, in a manner satisfactory to Agent, of each of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the "Waiver Effective Date"):

(a) The Required Lenders shall have executed this Waiver and received a counterpart of this Waiver that bears the signature of the Administrative Borrower.

(b) In consideration of the waivers provided in Section 2 above, the Borrowers hereby jointly and severally agree to pay to Agent, for its sole and separate account, a non-refundable fee in an aggregate amount equal to $10,000, in immediately available funds, in Dollars, which fee shall be earned in full when paid.

4. Miscellaneous.

(a) Continued Effectiveness of the Credit Agreement. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Waiver Effective Date (i) all references in the Credit Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as modified by this Waiver, and (ii) all references in the other Loan Documents to which any Loan Party is a party to the "Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as modified by this Waiver. To the extent that the Credit Agreement or any other Loan Document purports to pledge to Agent, or to grant to Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects. Except as expressly provided herein, the execution, delivery and effectiveness of this Waiver shall not operate as an amendment, modification or waiver of any right, power or remedy of Agent and Lenders (including the Issuing Lender) under the Credit Agreement or any other Loan Document, nor constitute an amendment of any provision of the Credit Agreement or any other Loan Document.

(b) Counterparts. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Waiver by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Waiver.

(c) Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.

(d) Governing Law. This Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

(e) Costs and Expenses. Borrowers jointly and severally agree to pay on demand all fees, costs and expenses of Agent and Lenders in connection with the preparation, execution and delivery of this Waiver and the other related agreements, instruments and documents.

(f) Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WAIVER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed and delivered as of the date first above written.

ADMINISTRATIVE BORROWER: VELOCITY EXPRESS CORPORATION, a Delaware corporation

By:	/s/ Mark T. Carlesimo
Name: Mark T. Carlesimo Title: Secretary

AGENT AND LENDER: WELLS FARGO FOOTHILL, INC., a California corporation

By:	/s/ Jason P. Shanahan
Name: Jason P. Shanahan Title: Vice President